EXHIBIT 4.1

VEMANTI GROUP, INC.

COMMON STOCK PURCHASE WARRANT

THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.

Issue Date: March 11, 2022

This Common Stock Purchase Warrant is being issued in connection with the execution and delivery of that certain Equity Commitment Agreement dated the date hereof (the “Purchase Agreement”) by and between the Vemanti Group, Inc., a Nevada corporation (the “Company”), and Alpha Sigma Capital Fund LP, a Delaware Limited Partnership (the “Holder”). Capitalized terms used herein not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

Pursuant to the terms and conditions provided for in this Warrant, the Company hereby grants to the Holder the right to purchase the number of Put Shares (“Warrant Shares”) that are purchased by the Holder at the Purchase Price. The right to purchase the Warrant Shares shall commence on the date of the Put Notice and expire twenty four (24) months from the date thereof. For purposes of illustration, if the Company sells 100 Put Shares to the Holder at a $1.00 Purchase Price on March 15, 2022, the Holder shall have the right to purchase an additional 100 shares of Common Stock at $1.00 per Share until March 14, 2023.

1. EXERCISE; EXPIRATION DATE.

(a) This Warrant is exercisable, at the option of the Holder, at any time after consummation of the purchase and sale of the Put Shares by delivering to the Company written notice of exercise (the “Exercise Notice”). The Exercise Notice shall include a copy of the applicable Put Notice, stating the number of Warrant Shares to be purchased thereby, accompanied by bank or certified check payable to the order of the Company for the Warrant Shares being purchased. Within ten (10) business days of the Company’s receipt of the Exercise Notice accompanied by the consideration for the Warrant Shares being purchased, the Company shall instruct the Transfer Agent to issue and deliver to the Holder a certificate representing the Warrant Shares being purchased.

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(b) Expiration. This Warrant shall expire and have no further force and effect on the later of (i) the termination of the Purchase Agreement in accordance with the terms thereof and (ii) 5:00 p.m., Pacific time, on the first (1st) anniversary of the date set forth in the signature block of the last Put Notice delivered by the Holder to the Company.

2. EXERCISE PRICE

The exercise price per share of Common Stock under this Warrant shall equal to the exercise price per share in the correlating Put Notice (the “Exercise Price”).

3. ADDITIONAL AWARD OF WARRANT SHARES.

If the Holder has purchased an aggregate total of two million ($2,000,000) dollars of Put Shares pursuant to the Purchase Agreement within twelve (12) months from date of thereof, then the Company shall grant the Holder the option to purchase the amount of Warrant Shares at two (2) times the amount of purchased Put Shares. For purposes of illustration, if the Company sells 100 Put Shares to the Holder at a $1.00 Purchase Price on March 15, 2022, the Holder shall have the right to purchase an additional 200 shares of Common Stock at $1.00 per Share until March 14, 2023 if the Holder has purchased a total of two million ($2,000,000) by March 14, 2023.

4. RESTRICTIONS ON TRANSFER.

(a) Restrictions. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be assigned, transferred, sold, or otherwise disposed of unless (i) there is in effect a registration statement under the Securities Act covering such sale, transfer, or other disposition or (ii) the Holder furnishes to the Company an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer, or other disposition may be effected without registration under the Securities Act, as well as such other documentation incident to such sale, transfer, or other disposition as the Company’s counsel shall reasonably request.

(b) Legend. Any Warrant Shares issued upon the exercise of this Warrant shall bear substantially the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement and with respect to the shares or an exemption from the registration requirements of said act that is then applicable to the shares, as to which a prior opinion of counsel acceptable to the issuer or transfer agent may be required.”

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5. THE SHARES.

The Company covenants that all the Warrant Shares which shall be issuable upon exercise of this Warrant shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.

6. LOSS OR MUTILATION.

If the Holder loses this Warrant, or if this Warrant is stolen, destroyed or mutilated, the Company shall issue an identical replacement Warrant upon the Holder’s delivery to the Company of a customary agreement to indemnify the Company for any losses resulting from the issuance of the replacement Warrant.

Rights of the Holder. The Holder of this Warrant shall not be entitled to any rights of a shareholder of the Company in respect of any Warrant Shares purchasable upon the exercise hereof until such Warrant Shares have been paid for in full and issued to it. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, to the person or persons entitled to receive the same.

8. REPRESENTATIONS AND WARRANTIES.

The Holder, by acceptance of this Warrant, represents and warrants to, and covenants and agrees with, the Company as follows:

(a) The Warrant is being acquired for the Holder’s own account for investment and not with a view toward resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b) The Holder is aware that the Warrant is not registered under the Securities Act or any state securities or blue-sky laws and, as a result, substantial restrictions exist with respect to the transferability of the Warrant and the Warrant Shares to be acquired upon exercise of the Warrant.

(c ) The Holder is an accredited investor as defined in Rule 501(a) of Regulation D under the Act and is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Warrant, and its financial position is such that it can afford to retain the Warrant and the Warrant Shares for an indefinite period of time without realizing any direct or indirect cash return on this investment.

9.. MISCELLANEOUS.

(a) Transfer Taxes; Expenses. The Holder shall pay any and all underwriters’ discounts, brokerage fees, and transfer taxes, as may be applicable, incident to the sale of this Warrant or the sale of the underlying shares issuable hereunder, and shall pay the fees and expenses of any special attorneys or accountants retained by it.

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(b) Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended solely for the benefit of the Holder.

( c) Notice. Any notice or other communication required or permitted to be given to the Company shall be in writing and shall be delivered by certified mail with return receipt or delivered in person against receipt, addressed to the Company at 7545 Irvine Center Dr., Ste 200, Irvine, CA 92618.

(d) Governing Law. This Warrant Certificate shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without reference to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date set forth below.

Vemanti Group, Inc.

	By:	/s/ Tan Tran
Tan Tran
Chief Executive Officer

Issuance Date: March 11, 2022

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EXHIBIT A

VEMANTI GROUP, INC.

FORM OF EXERCISE OF WARRANT

No. 2022__

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________________ full shares of Vemanti Group Inc. Common Stock issuable upon exercise of the Warrant and delivery of$_________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant.

Delivery of exercise notice requiring a payment by check must be by national courier (Fedex, UPS, etc.) to:

Vemanti Group, Inc.

7545 Irvine Center Dr., Ste 200

Irvine, CA 92618

Attn: Tan Tran

The shares should be sent to me at the address provided below.

Date:_______________	____________________________________________
(Signature)

Name (Printed): ________________________________

Address: _____________________________________

_____________________________________________

Social Security Number (for individual holder) or Employer Identification Number (Tax ID) (for entity):

_____________________________________________

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